Exhibit 10.19

AMENDMENT NO. 5 TO THE

FIRST LIEN SENIOR SECURED CREDIT AGREEMENT

Dated as of March 26, 2010

among

WII MERGER CORPORATION,
as the initial Borrower,

CREDIT SUISSE AG (fka Credit Suisse),
as Administrative Agent, Swing Line Lender and
an L/C Issuer,

The Other Lenders Parties Hereto

and

CREDIT SUISSE AG (fka Credit Suisse),
as Collateral Agent

CREDIT SUISSE SECURITIES (USA) LLC

Sole Lead Arranger and Sole Bookrunning Manager

AMENDMENT NO.  5 TO THE
CREDIT AGREEMENT

Dated as of March 26, 2010

AMENDMENT NO. 5 TO THE CREDIT AGREEMENT (this “Amendment”) among WII COMPONENTS, INC., a Delaware corporation (the “Borrower”), the Lenders party thereto and CREDIT SUISSE AG (formerly known as Credit Suisse), acting through one or more of its branches, or any Affiliate thereof (collectively, “Credit Suisse”), as Administrative Agent, Swing Line Lender, an L/C Issuer and Collateral Agent.

PRELIMINARY STATEMENTS:

(1)           WII Merger Corporation and Credit Suisse entered into a Credit Agreement dated as of January 9, 2007, as amended by Amendment No. 1 dated as of February 7, 2007, Amendment No. 2 dated as of June 12, 2007, Amendment No. 3 dated February 19, 2008 and Amendment No. 4 dated as of March 30, 2009 (as so amended, the “Credit Agreement”).  Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

(2)           Pursuant to the Merger and the Assumption Agreement, the Borrower assumed all of the obligations of WII Merger Corporation under the Loan Documents.

(3)           The Borrower has requested that the Required Lenders agree to amend certain provisions of the Credit Agreement as described herein.

(4)           The Required Lenders have agreed, subject to the terms and conditions stated below, to amend the Credit Agreement as hereinafter set forth.

SECTION 1.         Amendments to Credit Agreement.  The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2, hereby amended as follows:

(a)           Section 1.01 is hereby amended by adding the following definitions in the correct alphabetical order:

“Borrowing Base Certificate” means a certificate in substantially the form of Exhibit N hereto, duly certified by the chief financial officer or the chief executive officer of the Borrower.

“Borrowing Base Deficiency” has the meaning specified in Section 2.05(b)(vi).

“Eligible Collateral” means, collectively, Eligible Inventory and Eligible Receivables.

“Eligible Inventory” means Inventory of the Loan Parties, other than the following classes of Inventory, except to the extent otherwise expressly agreed in writing by the Administrative Agent:

(a)   Inventory not in the possession of or under the sole control of any Loan Party (other than (i) Inventory located on leased property (which is covered by clause (b) below) and (ii) inventory consigned by a Borrower to a customer or located in a third party warehouse; provided, with respect to any such customer or warehouseman, the Administrative Agent shall have received a collateral access and subordination agreement reasonably acceptable to the Administrative Agent);

(b)           Inventory located on leased property as to which  the landlord has not entered into a collateral access and subordination agreement reasonably acceptable to the Administrative Agent providing the Collateral Agent with the right to repossess such Inventory and such other reasonable rights as may be required by the Collateral Agent; provided, in the event such landlord does not enter into a collateral access and subordination agreement, the Administrative Agent shall establish a rent reserve of not more than two months with respect to such location and Inventory located at such location shall not be excluded from Eligible Inventory solely by reason of this clause (b);

(c)           Inventory that is obsolete, unusable or otherwise unfit for sale;

(d)           Inventory with respect to which the representations and warranties set forth in the Collateral Documents applicable to Inventory are not true and correct in all material respects;

(e)           Inventory consisting of promotional, marketing, packaging or shipping materials and supplies;

(f)            Inventory that fails to meet all standards imposed by any Governmental Authority having regulatory authority over such Inventory or its use or sale;

(g)           Inventory that is subject to any licensing, patent, royalty, trademark, trade name or copyright agreement with any third party from which any Loan Party has received notice of a dispute with respect to infringing upon the rights of such licensor or any other Person in respect of any such agreement;

(h)           Inventory located outside the United States and Canada; and

(i)            (i) Inventory located in the United States in respect of which the Security Agreement, after giving effect to the related filings of financing statements that have then been made, does not or has ceased to create a valid and perfected first priority lien or security interest in favor of the Collateral Agent for the benefit of the Secured Parties securing the Secured Obligations under applicable laws of the United States or (ii) Inventory located in Canada in respect of which the Security Agreement, after giving effect to the related filings of financing statements that have then been made, does not or has ceased to create a valid and perfected first priority lien or security interest in favor of the Collateral Agent for the benefit of the Secured Parties securing the Secured Obligations under applicable laws of Canada.

“Eligible Receivables” means Receivables of the Loan Parties, other than the following classes of Receivables, except to the extent otherwise expressly agreed in writing by the Administrative Agent:

(a)           Receivables that do not arise out of sales of goods or rendering of services in the ordinary course of the business of the Loan Parties;

(b)           Receivables on terms other than those normal or customary in the business of the Loan Parties, as reasonably determined by the Borrower in good faith;

(c)           Receivables owing from any Person that is an Affiliate of any Loan Party or any of its Subsidiaries;

(d)           Receivables more than 120 days past the original invoice date or more than 60 days past the date due;

(e)           Receivables owing from any Person from which an aggregate amount of more than 35% of the Receivables owing from such Person and its Affiliates is more than 60 days past due;

(f)            Receivables owing from any Person that has asserted any claim, demand or liability against any Loan Party or any of its Subsidiaries, whether by action, suit, counterclaim or otherwise, but only to the extent of any such claim, demand, liability, counterclaim, suit,  deduction, defense, setoff or dispute;

(g)           Receivables owing from any Person that shall take or be the subject of any action or proceeding of a type described in Section 8.01(f) (other than post-petition accounts payable of an account debtor that is a debtor-in-possession under the Bankruptcy Code and reasonably acceptable to the Administrative Agent);

(h)           Receivables owing from any Person that is also a supplier to or creditor of any Loan Party unless such account debtor has executed a no-offset letter reasonably satisfactory to the Administrative Agent, provided, that Receivables shall be ineligible under this clause only to the extent of any offset or claim of such account debtor;

(i)            Receivables arising out of sales to account debtors outside the United States and Canada, unless such Receivable is supported by a letter of credit or other similar obligation satisfactory to the Administrative Agent;

(j)            Receivables arising out of sales on a bill-and-hold, guaranteed sale, sale-or-return, sale on approval or consignment basis or similar arrangements;

(k)           Receivables owing from an account debtor that is an agency, department or instrumentality of the United States or any State thereof; and

(l)            Receivables in respect of which the Security Agreement, after giving effect to the related filings of financing statements that have then been made, does not or has ceased to create a valid and perfected first priority lien or security interest in favor of the Collateral Agent for the benefit of the Secured Parties securing the Secured Obligations.

“Inventory” means all Inventory referred to in Section 1(b) of the Security Agreement.

“Loan Value” means, with respect to any Eligible Collateral:

(a)     in the case of Eligible Inventory, 65% of the lower of cost or book value determined in accordance with GAAP; and

(b)     in the case of Eligible Receivables, 85% of the principal amount thereof.

“Receivables” means all Receivables referred to in Section 1(c) of the Security Agreement.

(b)           Section 2.05(b)(vi) is hereby amended by adding a new sentence at the end thereof to read as follows:

“The Borrower shall,  within one Business Day of the Business Day on which the aggregate amount of Total Outstandings exceeds the sum of the Loan Values of the Eligible Collateral on such Business Day (the amount of any such excess being referred to as the “Borrowing Base Deficiency”), prepay an aggregate principal amount of the Revolving Credit Loans and the Swing Line Advances and, after prepayment in full of all such Revolving Credit Loans and Swing Line Advances, Cash Collateralize the L/C Obligations, in an aggregate amount equal to such Borrowing Base Deficiency.”

(c)           Section 4.02(a) is hereby amended to add a new clause at the end thereof to read as follows:

“; and the sum of the Loan Values of the Eligible Collateral exceeds the aggregate principal amount of the Total Outstandings plus the amount of such Credit Extension”.

(d)           A new Section 6.22 is hereby added to read as follows:

“6.22.  Borrowing Base Certificates.  As soon as available and in any event within 20 days after the end of each month, a Borrowing Base Certificate, as at the end of the previous month, certified by the chief financial officer of the Borrower and in form and substance satisfactory to the Administrative Agent.”

(e)           Section 7.02(a)(ii) is hereby amended by deleting the date “March 31, 2010” appearing therein and replacing it with the date “March 31, 2011”.

(f)            Section 7.06(k) is hereby amended by  deleting each reference to the date “March 31, 2010” appearing therein and replacing it with the date “March 31, 2011”.

(g)           For each period of four Fiscal Quarters ending after December 31, 2009, the grid in Section 7.11(a)(i) is hereby amended to read as follows (it being understood and agreed that such grid for prior periods shall remain in effect notwithstanding such amendment):

Four Fiscal Quarters Ending	Maximum Consolidated Leverage Ratio
March 31, 2010	17.15:1.00

Four Fiscal Quarters Ending	Maximum Consolidated Leverage Ratio
June 30, 2010	18.00:1.00
September 30, 2010	18.50:1.00
December 31, 2010	20.15:1.00
March 31, 2011 through December 31, 2011	6.00:1.00
March 31, 2012	4.20:1.00
June 30, 2012	4.00:1.00
September 30, 2012	3.90:1.00
December 31, 2012	3.80:1.00

(h)           For each period of four Fiscal Quarters ending after December 31, 2009, the grid in Section 7.11(c)(i) is hereby amended to read as follows (it being understood and agreed that such grid for prior periods shall remain in effect notwithstanding such amendment):

Four Fiscal Quarters Ending	Minimum Consolidated Interest Coverage Ratio
March 31, 2010 through December 31, 2010	1.10:1.00
March 31, 2011	3.90:1.00
June 30, 2011	4.00:1.00
September 30, 2011 through December 31, 2011	4.10:1.00
March 31, 2012	4.70:1.00
June 30, 2012	5.40:1.00
September 30, 2012	6.20:1.00
December 31, 2012	7.10:1.00

(i)            Section 8.01(o) is hereby amended by deleting the date “March 31, 2010” appearing therein and replacing it with the date “March 31, 2011”.

(j)            A new Exhibit N is hereby added to the Credit Agreement in the form of Exhibit N hereto.

SECTION 2.         Conditions of Effectiveness.  This Amendment shall become effective as of the date first above written when, and only when,

(a)           the Administrative Agent shall have received counterparts of this Amendment executed by each Loan Party and the Required Lenders;

(b)           the Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent, a certificate of the Secretary or an Assistant Secretary of each Loan Party certifying that the certified resolutions of the Board of Directors (or similar governing body) of each Loan Party delivered in connection with the Credit Agreement have not been amended, modified or revoked and are in full force and effect on the date hereof; and

(c)           all expenses and reasonable fees of the Administrative Agent (including all reasonable fees and expenses of counsel to the Administrative Agent), to the extent invoiced and due prior to the date hereof, shall have been paid.

SECTION 3.         Confirmation of Representations and Warranties and No Event of Default.  Each of the Loan Parties hereby represents and warrants (a) on and as of the date hereof, that the representations and warranties contained in the Loan Documents are true and correct in all material respects on and as of the date hereof, but after giving effect to this Amendment, as though made on and as of the date hereof, other than any such representations or warranties that, by their terms, refer to a specific date and (b) after giving effect to this Amendment, no event has occurred and is continuing that constitutes a Default.

SECTION 4.         Affirmation of Guarantors.  Each Guarantor hereby consents to the amendments to the Credit Agreement effected hereby, and hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment, the obligations of such Guarantor contained in the Holdings Guaranty or the Subsidiary Guaranty (as the case may be), or in any other Loan Document to which it is a party are, and shall remain, in full force and effect and are hereby ratified and confirmed in all respects, except as set forth in Section 6(a) below.

SECTION 5.         Reference to and Effect on the Loan Documents.  (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

(b)   The Credit Agreement and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c)   The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document.

SECTION 6.         Costs, Expenses.  The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent) in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder, in accordance with the terms of Section 10.04 of the Credit Agreement.

SECTION 7.         Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 8.         Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

[The remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

WII COMPONENTS, INC., as Borrower

By	/s/ Dale B. Herbst
Name: Dale B. Herbst
Title: CFO

WII HOLDING, INC.,
as Guarantor

By	/s/ Dale B. Herbst
Name: Dale B. Herbst
Title: CFO

WOODCRAFT INDUSTRIES, INC.,
as Guarantor

By	/s/ Dale B. Herbst
Name: Dale B. Herbst
Title: CFO

BRENTWOOD ACQUISITION CORP.,
as Guarantor

By	/s/ Dale B. Herbst
Name: Dale B. Herbst
Title: CFO

PRIMEWOOD, INC.,
as Guarantor

By	/s/ Dale B. Herbst
Name: Dale B. Herbst
Title: CFO

CREDIT SUISSE AG (formerly known as Credit Suisse), Cayman Islands Branch, as Administrative Agent and Collateral Agent

By	/s/ Bill O’Daly
Name: Bill O’Daly
Title: Director

By	/s/ Vipul Dhadda
Name: Vipul Dhadda
Title: Associate

CREDIT SUISSE AG (formerly known as Credit Suisse), Cayman Islands Branch, as Lender

By	/s/ Bill O’Daly
Name: Bill O’Daly
Title: Director

By	/s/ Vipul Dhadda
Name: Vipul Dhadda
Title: Associate

EXHIBIT N

FORM OF BORROWING BASE CERTIFICATE

To:          Credit Suisse AG, as Administrative Agent

Date:         ,

(1)          Accounts Receivable

(2)           Total Ineligible Receivables

(3)           Eligible Receivables       (line 1 — line 2)

(4)           Loan Value of Eligible Receivables (85% of line 3)

(5)           Inventory

(6)           Ineligible Inventory

(7)           Rent Reserve and other adjustments*

(8)           Eligible Inventory (line 5 — line 6 — line 7)

(9)           Loan Value of Eligible Inventory (65% of line 8)

(10)         Loan Value of Eligible Collateral (line 4 + line 9)

*Explain:

This report (this “Certificate”) is submitted pursuant to the Credit Agreement, dated as of January 9, 2007 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among WII COMPONENTS, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and CREDIT SUISSE AG (formerly known as Credit Suisse), acting through one or more of its branches or any Affiliate thereof, as Administrative Agent, Swing Line Lender, an L/C Issuer and Collateral Agent.  Unless otherwise indicated, capitalized terms used but not defined herein shall have the meanings ascribed to them in the Credit Agreement.

The undersigned hereby certifies, solely in his/her capacity as an authorized officer of the Borrower and not in his/her individual capacity, as of the date first written above, that the amounts and calculations herein accurately reflect the Eligible Collateral.

WII COMPONENTS, INC.

By:
Name:
Title: